FOR IMMEDIATE RELEASE                           Quarterly Report
     Date:        July 18, 2002                      Stock Exchange: NASDAQ
     Contact:     Donald F. Holt, EVP/CFO
     (717) 920-5801, Fax (717) 920-1683


     Community Banks, Inc.
     Stock Symbol:  CMTY  (CmtyBkPa)

     COMMUNITY BANKS, INC. REPORTS RECORD SECOND QUARTER EARNINGS

     Harrisburg, PA- Community Banks, Inc. "Community"(Listed on NASDAQ:CMTY)

     Community Banks, Inc., the parent company of Community Banks, reported record profit performance for both the second quarter and the first half of 2002. Earnings per share for the second quarter reached $0.49 compared to $0.43 in same period of 2001, an increase of nearly 14%. Net income also grew 14% to $4.6 million versus $4.0 million in the year earlier period. This performance resulted in a return on average assets (ROA) of 1.19% and a return on average equity (ROE) of 16.25% for the period, an increase over the ROA of 1.18% and ROE of 14.90% that were reported in the second quarter of 2001.

     Comparisons for the six months ended June 30 reflected more dramatic increases over the first half of 2001, which had been reduced by merger and restructuring expenses incurred in connection with the March, 2001 merger with Glen Rock State Bank. Earnings per share for the first half of 2002 reached $0.96 compared to $0.51 in 2001, an increase of 88%. Net income reached $9.1 million for the six-month period and ROA and ROE were 1.19% and 15.86%, respectively.

     For the quarter, Community reflected substantial improvement in revenue, including increases in both net interest income and income from fee-based services. Net interest income, the difference between interest received from earning assets and interest paid on deposits, reflected an increase of 9.7% from the same quarter of the prior year. Likewise, fee-based services continue to exhibit improvement from the expansion of financial services now available through Community's office network, many of which are due to expanded relationships with strategic partners. Community also was able to reflect a lower loan loss provision attributable to improvements in past due loan volumes and reductions in problem credits since the first quarter. Nonperforming loans declined by 15% and past due loans dropped 52% since the end of the first quarter. These improvements marked a return to levels that are more consistent with Community's historical trends. The allowance for loan losses as a percent of total loans reached 1.43% and the coverage of the allowance to nonperforming loans grew to 139%, compared to 109% at the end of December 2001.

       " We are very pleased to report improved operating results in the current business environment." said Eddie L. Dunklebarger, President and Chief Executive Officer. "The core components of our banking business remain strong and we are particularly pleased with the improvement in our loan quality measures. Our performance is strongly tied to the strength of our local economy, and we have yet to see any measurable fallout from business trends that have been experienced on the national level."

     Balance sheet growth trends were also positive as average loans for the six months ended June 30, 2002 grew 6% to $873 million. Earning assets and average deposits also reflected even higher growth of 15% and 12%, respectively, as average earning assets rose to nearly $1.5 billion and deposits reached $1.1 billion.

     While increases in net interest income reflected substantial growth from the prior year, improvement from the first quarter of 2002 was constrained by the impact of a lower interest rate environment since March 31. Such rate trends, combined with competitive pricing pressure on both loans and deposits, resulted in a compression of net interest margin from 3.96% to 3.76%, offsetting the favorable effect of earning asset growth during the period. Community's current balance sheet posture has been restructured in anticipation of higher interest rates later in 2002 and into 2003. Prospects for more substantial margin improvement may be constrained if rates were to decline substantially from their current levels. Management is confident that extended periods of additional rate declines are unlikely, and believes that it is properly positioned to take advantage of a gradual increase in the overall level of interest rates.

     The Corporation's banking operations currently have 41 offices located in Adams, Cumberland, Dauphin, Luzerne, Northumberland, Schuylkill, Snyder and York counties as well as 86 on-site and remote ATM's.

     This press release contains "forward looking" information as defined by the Private Securities Litigation Reform Act of 1995, that is based on Community's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events, or results. Such statements involve potential risks and uncertainties and, accordingly, actual performance results may differ materially. Community undertakes no obligation to publicly update or revise forward looking information, whether as a result of new, updated information, future events, or otherwise.


                                                          Community Banks, Inc.

                                                      Selected Financial Information
                                         (Dollars in thousands, except per share data and ratios)


                                                                            Three Months Ended                 Six Months Ended
                                                                                 June 30,                          June 30,
                                                                            2002           2001              2002           2001
                                                                        --------------------------       -------------------------
Consolidated summary of operations:

     Interest income                                                     $  24,215      $  24,523         $  48,322     $  48,899
     Interest expense                                                       11,876         13,280            23,514        26,681
                                                                            ------         ------            ------        ------

       Net interest income                                                  12,339         11,243            24,808        22,218
     Provision for loan losses                                                 650            871             2,250         2,444
                                                                               ---            ---             -----         -----

       Net interest income after provision for loan losses                  11,689         10,372            22,558        19,774
                                                                            ------         ------            ------        ------


     Other income:
     Investment management and trust services                                  304            193               505           300
     Service charges on deposit accounts                                       816            728             1,576         1,402
     Other service charges, commissions, and fees                              636            464             1,287           895
     Investment security gains                                                  18            366               536           238
     Insurance premium income and commissions                                  652            425             1,182           702
     Gains on loan sales                                                       101            378               486           541
     Other income                                                            1,136            354             1,773           813
                                                                             -----            ---             -----           ---

       Total other income                                                    3,663          2,908             7,345         4,891
                                                                             -----          -----             -----         -----

     Other expenses:
     Salaries and employee benefits                                          5,178          4,678            10,330         9,232
     Net occupancy expense                                                   1,609          1,360             2,805         2,735
     Operating expenses of insurance subsidiary                               194             198               352           337
     Merger and restructuring related expenses                                 ---           (101)              ---         1,798
     Other operating expenses                                                3,046          2,037             5,963         4,682
                                                                             -----          -----             -----         -----

       Total other expense                                                  10,027          8,172            19,450        18,784
                                                                            ------          -----            ------        ------

       Income before income taxes                                            5,325          5,108            10,453         5,881
     Income taxes                                                              706          1,077             1,383         1,042
                                                                               ---          -----             -----         -----


       Net income                                                        $   4,619      $   4,031         $   9,070     $   4,839
                                                                         =========      =========         =========     =========


     Net loan charge-offs                                                $     487      $     270         $   1,757     $     514
     Net interest margin (FTE)                                                3.76%          3.82%             3.86%         3.86%
     Efficiency ratio 2]                                                     58.11%         54.73%            56.55%        64.70%
     Return on average assets 2]                                              1.19%          1.18%             1.19%          .73%
     Return on average stockholders' equity 2]                               16.25%         14.90%            15.86%         9.05%

Consolidated per share data: 1]

     Basic earnings per share                                            $     .50      $     .44         $     .98     $     .52
                                                                         =========     ==========         =========     =========

     Diluted earnings per share                                          $     .49     $      .43         $     .96     $     .51
                                                                         =========     ==========         =========     =========

     Book value at end of period 3]                                      $   12.92      $   11.81         $   12.92     $   11.81
                                                                         =========      =========         =========     =========




                                                           Community Banks, Inc.

                                                      Selected Financial Information
                                          (Dollars in thousands, except per share data and ratios)



Consolidated balance sheet data:

                                                                    Three Months Ended                  Six Months Ended
                                                                         June 30,                           June 30,
                                                                  2002              2001             2002             2001
                                                              ---------------------------------  -----------------------------------
Average total loans                                         $    886,266        $   831,128      $   873,771     $    823,121
Average earning assets                                         1,466,033          1,285,381        1,448,255        1,259,198
Average assets                                                 1,562,464          1,369,169        1,542,049        1,343,302
Average deposits                                               1,094,832            971,559        1,066,485          951,249
Average stockholders' equity                                     113,993            108,520          115,302          107,812
Average fully diluted shares outstanding 1]                    9,478,000          9,437,000        9,480,000        9,346,000


                                                                June 30,         December 31,       June 30,     6/30/02 vs.6/30/01
                                                                 2002               2001              2001           % Change
                                                              -------------     -------------    ------------    ------------------


Assets                                                      $  1,591,409        $ 1,509,734      $ 1,391,312             14.4
Total loans                                                      883,026            857,278          839,973              5.1
Deposits                                                       1,113,676          1,003,225          989,222             12.6
Stockholders' equity 3]                                          119,360            115,273          109,186              9.3
Accumulated other comprehensive income (loss)                      2,502             (4,024)           1,742             43.6
Fully diluted shares outstanding 1]                            9,491,000          9,516,000        9,513,000             -0.2


Non-accrual loans                                           $      9,094        $    11,090      $     9,507             -4.3
Other real estate owned                                              411                631              550            -25.3
                                                                     ---                ---              ---             ----

     Total non-performing assets                                   9,505             11,721           10,057             -5.5
Accruing loans 90 days past due                                      981              1,659            1,354            -27.5
                                                                     ---              -----            -----             ----


     Total risk elements                                    $     10,486        $    13,380      $    11,411             -8.1
                                                            ============        ===========      ===========              ===


Allowance for loan losses                                   $     12,626        $    12,132      $    12,258              3.0


Asset quality ratios:

Allowance for loan losses to total loans
     outstanding                                                   1.43%             1.42 %            1.46%             -2.1
Allowance for loan losses to non-performing loans                   139%              109 %             129%              7.8
Non-performing loans to total loans
     outstanding                                                   1.03%             1.29 %            1.13%             -8.8
Non-performing assets to total assets                               .60%              .78 %             .72%            -16.7


1] Per share and share data have been restated to reflect a 5% stock dividend paid April 30, 2002. 2] Including merger and restructuring related expenses for the period ending June 30, 2001. 3] Excluding accumulated other comprehensive income (loss).

Certain amounts reported in the periods ended June 30, 2001 have been reclassified to conform with the 2002 presentation. These reclassifications did not impact the Corporation's financial condition or results of operations.